REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Innovation Beverage Group Limited

**Opinion on the Financial Statements**

We have audited the accompanying consolidated balance sheets of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd) (the "Company") as of December 31, 2021 and 2020, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

**Basis for Opinion**

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

**Critical Audit Matters**

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

*Business Acquisition*

As described in Note 3 to the Company's consolidated financial statements, the Company completed a business combination during the year. The Company accounted for the acquisition in accordance with ASC 805, *Business Combinations*.

We identified the Company's accounting for the business acquisitions as a critical audit matter. The principal considerations for our determination of this critical audit matter related to the high degree of subjectivity in the Company's judgments in determining the qualitative factors. Auditing these judgments and assumptions by the Company involves auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

3001 N. Rocky Point Dr. East, Suite 200 • Tampa, Florida 33607 • 813.367.3527

The primary procedures we performed to address these critical audit matters included the following:

- We obtained the acquisition agreements and performed the following procedures:
    - Reviewed agreements for all relevant terms, consideration and other relevant information.
    - Tested supporting documentation related to the acquired companies in determining the identifiable assets and liabilities.
    - Reviewed the guidance related to ASC 805 to determine the acquisitions were appropriately accounted for by the Company.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2022.

Tampa, Florida

June 15, 2022